UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025

Stonepeak-Plus Infrastructure Fund LP
(Exact name of registrant as specified in its charter)

Delaware	000-56711	33-1582934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards 550 W 34th Street, 48th Floor New York, NY (Address of principal executive offices)	10001 (Zip Code)

(212) 907-5100
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 16, 2025, an affiliate of Stonepeak-Plus Infrastructure Fund LP (the “Fund”) entered into a revolving credit agreement (the “Agreement”) pursuant to which the lenders and letter of credit issuers thereunder agreed to provide loans and letters of credit for up to an aggregate initial principal amount of $100 million subject to customary conditions. The available capacity under the Agreement may be increased up to an amount agreed by the increasing lenders, and in certain cases, subject to the consent of the Administrative Agent (as defined below), provided that the Borrower (as defined below) maintains a loan to value ratio of not more than an amount set forth in Section 9.17(a) of the Agreement.
The parties to the Agreement include Stonepeak-Plus Infrastructure Fund Master Aggregator LP, the entity through which the Fund invests all or substantially all of its assets, as borrower (the “Borrower”), certain affiliated holding vehicles of the Fund, as guarantors, ING Capital LLC (“ING”), as administrative agent (in such capacity, the “Administrative Agent”), the mandated lead arranger, the sole bookrunner, the letter of credit issuer and a lender, and certain other lenders as identified in the Agreement. The Agreement matures on July 16, 2027, subject to a 364-day extension option requiring approval by the Administrative Agent and extending lenders and the satisfaction of customary conditions.
Under the Agreement, borrowings will bear interest, at the Borrower’s discretion, at a rate of the (i) Secured Overnight Financing Rate (“SOFR”) (as calculated under the Agreement, or a similar benchmark rate for approved foreign currencies) plus a spread of 2.40% per annum, or (ii) Reference Rate (as defined in the Agreement) plus a spread of 1.40%. Such rates may be increased in accordance with the terms of the Agreement on any principal or interest on such amount of such borrowing that is overdue.
The Agreement contains customary representations and warranties, events of default, financial tests, and affirmative and negative covenants. The Borrower’s obligations under the Agreement are non-recourse to the Fund and secured by the Borrower’s and the guarantors’ distributions received from investments. Under the Agreement, the Borrower will bear customary fees and expenses for a credit facility of this size and type.

The foregoing summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Revolving Credit Agreement, dated as of July 16, 2025, by and among Stonepeak-Plus Infrastructure Fund Master Aggregator LP, as borrower, each of the entities from time to time listed thereto as guarantors, ING Capital LLC, as the administrative agent, the mandated lead arranger, the sole bookrunner, the letter of credit issuer and a lender, and each of the other financial institutions from time to time party thereto as lenders.

104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEPEAK-PLUS INFRASTRUCTURE FUND LP

	By:	/s/ Cyrus Gentry
		Name:	Cyrus Gentry
		Title:	Chief Executive Officer

Date: July 22, 2025